                                                                     Exhibit 8.1

                   [LETTERHEAD OF SIMPSON THACHER & BARTLETT]


                                                                   July 22, 1998

Office Depot, Inc.
2200 Old Germantown Road
Delray Beach, Florida 33445


          Re: Merger of VK Acquisition Corp.
              with and into Viking Office Products, Inc.


Ladies and Gentlemen:

     You have requested our opinion, as counsel to Office Depot, Inc., a Delaware corporation ("Office Depot"), as to the material United States federal income tax consequences of the merger (the "Merger") of VK Acquisition Corp., a Delaware corporation and a direct, wholly owned subsidiary of Office Depot ("Merger Sub"), with and into Viking Office Products, Inc., a California corporation ("Viking"), pursuant to the terms and provisions of the Agreement and Plan of Merger, dated as of May 18, 1998, by and among Office Depot, Merger Sub and Viking (the "Merger Agreement"). All capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Merger Agreement.

     In delivering this opinion letter, we have examined and relied upon the accuracy and completeness of the facts, information, covenants and representations contained in originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement, the Joint Proxy Statement/Prospectus and such other documents as we have deemed necessary or appropriate to form the basis for the opinions expressed

                                       2                     July 22, 1998

herein. In addition, as to certain facts material to our opinions, we have relied upon the accuracy of written representations made by an authorized officer of each of Office Depot and Viking in letters dated the date hereof and addressed to us, copies of which are attached hereto as Exhibits A and B, respectively. Our opinions are conditioned upon, among other things, the accuracy and completeness, as of the Effective Time, of the facts, information, covenants and representations referred to above.

     In our examination of such materials, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. In rendering our opinions, we also have assumed that the Merger and the transactions related to the Merger or contemplated by the Merger Agreement will be consummated (i) in accordance with the terms of the Merger Agreement and that none of the terms and conditions contained therein has been or will be waived or modified in any respect and (ii) as described in the Joint Proxy Statement/Prospectus. Any change in the facts set forth or assumed herein could affect our conclusions. We have not independently verified any factual matters relating to the Merger in connection with or apart from our preparation of this opinion. Consequently, our opinion does not take into account any matters not set forth herein which might have been disclosed by independent verification.

     Based upon and subject to the foregoing, we are of the opinion that: (i) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the

                                       3                    July 22, 1998

Code; (ii) Office Depot, Merger Sub and Viking will each be a party to such reorganization within the meaning of Section 368(b) of the Code; (iii) no gain or loss will be recognized by Office Depot, Merger Sub or Viking solely as a result of the Merger; (iv) no gain or loss will be recognized by the Viking stockholders upon the exchange of their shares of Viking Common Stock solely for shares of Office Depot Common Stock pursuant to the Merger; (v) the adjusted tax basis of the Office Depot Common Stock received in the Merger by a Viking stockholder will be the same as the adjusted tax basis of the shares of Viking Common Stock surrendered by such stockholder in exchange therefor; (vi) the holding period for shares of Office Depot Common Stock received in the Merger by a Viking stockholder will include the holding period of the shares of Viking Common Stock surrendered by such stockholder in exchange therefor, provided such shares of Viking Common Stock were held as a capital asset by such stockholder at the Effective Time; and (vii) the Merger will not have any United States federal income tax consequences for the stockholders of Office Depot. These opinions may not be applicable to Viking stockholders who receive their shares of Office Depot Common Stock pursuant to the exercise of employee stock options or otherwise as compensation or who are not citizens or residents of the United States. Our opinions are based upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder and other relevant judicial and administrative rulings or pronouncements, all as in effect on the date hereof. These authorities are all subject to change and such change may be made with retroactive effect.

                                                                 July 22, 1998


We are members of the Bar of the State of New York, and we do not express any opinions herein concerning any law other than the federal law of the United States. In addition, except for the opinions set forth herein, we do not express any other opinions in connection with the Merger or the transactions contemplated by the Merger Agreement or described in the Joint Proxy Statement/Prospectus.

     This opinion letter (and the opinions expressed herein) is being delivered to you in connection with the Merger. This opinion letter (and the opinions expressed herein) may not be relied upon by you or used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. We hereby consent to the filing of this opinion letter as an exhibit to the Joint Proxy Statement/Prospectus and to the use of our name in the Joint Proxy Statement/Prospectus under the caption "The Merger--Certain Federal Income Tax Consequences".


                                                  Very truly yours,


                                                  SIMPSON THACHER & BARTLETT

                                                                    Exhibit A to
                                                                     Exhibit 8.1


                       [LETTERHEAD OF OFFICE DEPOT, INC.]


                                                                   July 22, 1998


                       Re:    The Merger of VK Acquisition Corp.
                              with and into Viking Office Products, Inc.


Simpson Thacher & Bartlett
425 Lexington Avenue
New York, New York 10017

Ladies and Gentlemen:

         The following facts and representations are being furnished to you in connection with the preparation of your tax opinion regarding the material United States federal income tax consequences of the merger (the "Merger") of VK Acquisition Corp. ("Merger Sub") with and into Viking Office Products, Inc. ("Viking") pursuant to the Agreement and Plan of Merger, dated as of May 18, 1998, by and among Office Depot, Inc. ("Office Depot"), Merger Sub and Viking (the "Merger Agreement"). We understand that you will be relying on such facts and representations in delivering this opinion. Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Merger Agreement.

         The undersigned, a duly authorized officer of Office Depot, hereby represents and warrants, after due inquiry and investigation of such matters, that, as of the Effective Time:

         1.       The Merger will be effected in accordance with the Merger
Agreement.

         2. The fair market value of the Office Depot Common Stock received by each stockholder of Viking in the Merger will be approximately equal to the fair market value of Viking Common Stock surrendered by such stockholder in the Merger.

         3. Following the Merger, Viking will hold at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Viking and Merger Sub, as the case may be, immediately prior to the Merger. For purposes of this representation, amounts paid by Viking or Merger Sub to shareholders of Viking who receive cash or other property, amounts paid by Viking or Merger Sub to dissenting shareholders of Viking, amounts used by Viking and Merger Sub to pay expenses incurred in connection with the Merger and all redemptions and distributions

Simpson Thacher & Bartlett            -2-                          July 22, 1998


(except for regular, normal dividends) made by Viking will be considered assets held by Viking or Merger Sub, as the case may be, immediately prior to the Merger.

         4. Neither Office Depot nor any corporation affiliated with Office Depot will (i) be under any obligation or will have entered into any agreement or understanding to redeem or repurchase any of the Office Depot Common Stock issued to stockholders of Viking in the Merger or to make any extraordinary distributions in respect of such Office Depot Common Stock or (ii) have any plan or intention to reacquire any of the Office Depot Common Stock issued in the Merger.

         5.       Office Depot has no plan or intention to (i) liquidate Viking,
(ii) merge Viking with or into another corporation, (iii) sell or otherwise dispose of the stock of Viking, except for transfers of such stock to corporations controlled by Office Depot, or (iv) cause Viking to sell or otherwise dispose of any of its assets, or any assets that it acquired from Merger Sub, except for dispositions in the ordinary course of its business or transfers of assets to a corporation controlled by Viking.

         6. Following the Merger, Viking will continue its historic business or use a significant portion of its historic business assets in a business.

         7. Prior to the Merger, Office Depot will own all of the outstanding stock of Merger Sub.

         8. Merger Sub is being formed solely to effect the Merger and it will not conduct any business or other activities prior to the Merger. Merger Sub will have no liabilities that will be assumed by Viking and it will not transfer any assets to Viking in the Merger that are subject to any liabilities.

         9. Pursuant to the Merger, at least 80% of the Viking Common Stock will be exchanged solely for Office Depot Common Stock. For purposes of this representation, shares of Viking Common Stock exchanged for cash or other property originating with Office Depot will be treated as outstanding Viking Common Stock on the Effective Date.

         10. To the knowledge of Office Depot, at the Effective Time, Viking will not have any warrants, options, convertible securities or any other type of right pursuant to which any person could acquire any stock of Viking.

         11. Neither Office Depot nor any of its affiliates own, or have owned during the past five years, any stock of Viking.

Simpson Thacher & Bartlett            -3-                          July 22, 1998


         12. To the knowledge of Office Depot, Viking has no plan or intention to issue any additional shares of stock that would cause Office Depot to own less than (i) 80% of the total combined voting power of all classes of Viking stock entitled to vote or (ii) 80% of any other class of stock of Viking.

         13. Office Depot, Merger Sub and Viking and the stockholders of Viking will pay their respective expenses, if any, incurred in connection with the Merger.

         14. There will be no intercorporate indebtedness existing between Office Depot or its subsidiaries and Viking or its subsidiaries that was issued, acquired or will be settled at a discount.

         15. Neither Office Depot nor Merger Sub will (i) elect, or have in effect an election, to be treated as a "regulated investment company" or as a "real estate investment trust" or file any tax return consistent with such treatment or (ii) be a corporation 50% or more of the fair market value of whose total assets are stock or securities and 80% or more of the fair market value of whose total assets are assets held for investment. In making the determinations described in (ii) above, (x) the stock and securities of any subsidiary of Office Depot or Merger Sub shall be disregarded and Office Depot or Merger Sub, as the case may be, shall be deemed to own its ratable share of such subsidiary's assets and (y) a corporation shall be considered to be subsidiary of Office Depot or Merger Sub, as the case may be, if Office Depot and/or Merger Sub owns 50% or more of the combined voting power of all classes of the stock of such subsidiary that are entitled to vote, or 50% or more of the total value of all of the outstanding stock of such subsidiary. In addition, in determining the fair market value of Office Depot's and Merger Sub's total assets for the purposes of making this representation, Office Depot and Merger Sub shall exclude any cash and cash items (such as receivables), government securities and, to the extent provided in the applicable Treasury regulations, any assets acquired (through incurring indebtedness or otherwise) for the purposes of causing Office Depot or Merger Sub to not be characterized as an entity described in (i) or (ii) of the first sentence of this paragraph or causing Office Depot or Merger Sub to meet the requirements of Section 368(a)(2)(F)(ii) of the Internal Revenue Code of 1986, as amended (the "Code").

         16. Office Depot, Merger Sub and Viking will not be under the jurisdiction of a court in a Title 11 or similar case within the meaning of
Section 368(a)(3)(A) of the Code.

         17. The fair market value of the assets of Viking will equal or exceed the sum of its liabilities plus the amount of liabilities, if any, to which such assets will be subject.

Simpson Thacher & Bartlett            -4-                          July 22, 1998


         18. None of the compensation to be received by any shareholder-employees of Viking will be separate consideration for, or allocable to, any of their shares of the Viking Common Stock; none of the Office Depot Common Stock to be received by any shareholder-employees of Viking will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees of Viking will be for services actually rendered (or to be rendered) and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

         Office Depot acknowledges that your tax opinion may not accurately describe the tax consequences of the Merger if any of the foregoing facts or representations is inaccurate.

                                                 Very truly yours,

                                                 Office Depot, Inc.


                                                 -------------------------------
                                                 By:
                                                 Title:

                                                                    Exhibit B to
                                                                     Exhibit 8.1


                  [LETTERHEAD OF VIKING OFFICE PRODUCTS, INC.]


                                                                   July 22, 1998


                       Re:    The Merger of VK Acquisition Corp.
                              with and into Viking Office Products, Inc.


Simpson Thacher & Bartlett
425 Lexington Avenue
New York, New York 10017

Ladies and Gentlemen:

         The following facts and representations are being furnished to you in connection with the preparation of your tax opinion regarding the material United States federal income tax consequences of the merger (the "Merger") of VK Acquisition Corp. ("Merger Sub") with and into Viking Office Products, Inc. ("Viking") pursuant to the Agreement and Plan of Merger, dated as of May 18, 1998, by and among Office Depot, Inc. ("Office Depot"), Merger Sub and Viking (the "Merger Agreement"). We understand that you will be relying on such facts and representations in delivering this opinion. Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Merger Agreement.

         The undersigned, a duly authorized officer of Viking, hereby represents and warrants, after due inquiry and investigation of such matters, that, as of the Effective Time:

         1.       The Merger will be effected in accordance with the Merger
Agreement.

         2. The fair market value of the Office Depot Common Stock received by each stockholder of Viking in the Merger will be approximately equal to the fair market value of Viking Common Stock surrendered by such stockholder in the Merger.

         3. Following the Merger, Viking will hold at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Viking and Merger Sub, as the case may be, immediately prior to the Merger. For purposes of this representation, amounts paid by Viking or Merger Sub to shareholders of Viking who receive cash or other property, amounts paid by Viking or Merger Sub to dissenting shareholders of Viking, amounts used by Viking and Merger Sub to pay

Simpson Thacher & Bartlett            -2-                          July 22, 1998



expenses incurred in connection with the Merger and all redemptions and distributions (except for regular, normal dividends) made by Viking will be considered assets held by Viking or Merger Sub, as the case may be, immediately prior to the Merger.

         4. To the knowledge of Viking, neither Office Depot nor any corporation affiliated with Office Depot will (i) be under any obligation or will have entered into any agreement or understanding to redeem or repurchase any of the Office Depot Common Stock issued to stockholders of Viking in the Merger or to make any extraordinary distributions in respect of such Office Depot Common Stock or (ii) have any plan or intention to reacquire any of the Office Depot Common Stock issued in the Merger.

         5. To the knowledge of Viking, Office Depot has no plan or intention to (i) liquidate Viking, (ii) merge Viking with or into another corporation, (iii) sell or otherwise dispose of the stock of Viking, except for transfers of such stock to corporations controlled by Office Depot, or (iv) cause Viking to sell or otherwise dispose of any of its assets, or any assets that it acquired from Merger Sub, except for dispositions in the ordinary course of its business or transfers of assets to a corporation controlled by Viking.

         6. To the knowledge of Viking, following the Merger, Viking will continue its historic business or use a significant portion of its historic business assets in a business.

         7. Pursuant to the Merger, at least 80% of the Viking Common Stock will be exchanged solely for Office Depot Common Stock. For purposes of this representation, shares of Viking Common Stock exchanged for cash or other property originating with Office Depot will be treated as outstanding Viking Common Stock on the Effective Date.

         8. At the Effective Time, Viking will not have any warrants, options, convertible securities or any other type of right pursuant to which any person could acquire any stock of Viking.

         9. To the knowledge of Viking, neither Office Depot nor any of its affiliates own, or have owned during the past five years, any stock of Viking.

         10. To the knowledge of Viking, Viking has no plan or intention to issue any additional shares of stock that would cause Office Depot to own less than (i) 80% of the total combined voting power of all classes of Viking stock entitled to vote or (ii) 80% of any other class of stock of Viking.

Simpson Thacher & Bartlett            -3-                          July 22, 1998


         11. Office Depot, Merger Sub and Viking and the stockholders of Viking will pay their respective expenses, if any, incurred in connection with the Merger.

         12. There will be no intercorporate indebtedness existing between Office Depot or its subsidiaries and Viking or its subsidiaries that was issued, acquired or will be settled at a discount.

         13. Viking will not (i) elect, or have in effect an election, to be treated as a "regulated investment company" or as a "real estate investment trust" or file any tax return consistent with such treatment or (ii) be a corporation 50% or more of the fair market value of whose total assets are stock or securities and 80% or more of the fair market value of whose total assets are assets held for investment. In making the determinations described in (ii) above, (x) the stock and securities of any subsidiary of Viking shall be disregarded and Viking shall be deemed to own its ratable share of such subsidiary's assets and (y) a corporation shall be considered to be a subsidiary of Viking, if Viking owns 50% or more of the combined voting power of all classes of the stock of such subsidiary that are entitled to vote, or 50% or more of the total value of all of the outstanding stock of such subsidiary. In addition, in determining the fair market value of Viking's total assets for the purposes of making this representation, Viking shall exclude any cash and cash items (such as receivables), government securities and, to the extent provided in the applicable Treasury regulations, any assets acquired (through incurring indebtedness or otherwise) for the purposes of causing Viking to not be characterized as an entity described in (i) or (ii) of the first sentence of this paragraph or causing Viking to meet the requirements of Section 368(a)(2)(F)(ii) of the Internal Revenue Code of 1986, as amended (the "Code").

         14. Viking will not be under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         15. The fair market value of the assets of Viking will equal or exceed the sum of its liabilities plus the amount of liabilities, if any, to which such assets will be subject.

         16. To the knowledge of Viking, none of the compensation to be received by any shareholder-employees of Viking will be separate consideration for, or allocable to, any of their shares of the Viking Common Stock; none of the Office Depot Common Stock to be received by any shareholder-employees of Viking will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees of Viking will be for services actually rendered (or to be rendered) and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

Simpson Thacher & Bartlett            -4-                          July 22, 1998


         Viking acknowledges that your tax opinion may not accurately describe the tax consequences of the Merger if any of the foregoing facts or representations is inaccurate.

                                                  Very truly yours,

                                                  Viking Office Products, Inc.


                                                  ------------------------------
                                                  By:
                                                  Title: